Exhibit 10.72

EXECUTION VERSION

SECURITY AGREEMENT dated as of August 7, 2013 among LSB INDUSTRIES, INC. and THE OTHER GRANTORS IDENTIFIED HEREIN in favor of UMB BANK, N.A., as Collateral Agent

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TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.1.	Certain Terms1
SECTION 1.2.	Other Definitions6

ARTICLE II

SECURITY INTEREST

SECTION 2.1.	Grant of Security Interest7
SECTION 2.2.	Security for Secured Obligations7
SECTION 2.3.	Grantors Remain Liable7
SECTION 2.4.	Security Interest Absolute, etc8
SECTION 2.5.	Postponement of Subrogation9
SECTION 2.6.	Pledged Collateral9

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.	Perfection Certificate11
SECTION 3.2.	[Reserved.]11
SECTION 3.3.	Possession of Equipment11
SECTION 3.4.	[Reserved.]11
SECTION 3.5.	Pledged Collateral11

ARTICLE IV

COVENANTS

SECTION 4.1.	Change of Name, etc12
SECTION 4.2.	Equipment13
SECTION 4.3.	Maintenance of Perfected Security Interest; Further Assurances, etc13
SECTION 4.4.	Other Actions14

ARTICLE V

THE COLLATERAL AGENT

SECTION 5.1.	Collateral Agent Appointed Attorney-in-Fact16
SECTION 5.2.	Right to Use Intellectual Property17
SECTION 5.3.	Collateral Agent Has No Duty17

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ARTICLE VI

REMEDIES

SECTION 6.1.	Certain Remedies18
SECTION 6.2.	Compliance with Restrictions20
SECTION 6.3.	Protection of Collateral20
SECTION 6.4.	Pledged Collateral20

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1.	Securities Document21
SECTION 7.2.	Binding on Successors, Transferees and Assigns; Assignment22
SECTION 7.3.	Amendments, etc22
SECTION 7.4.	Notices22
SECTION 7.5.	Release of Liens and Termination of Rights22
SECTION 7.6.	No Waiver; Remedies22
SECTION 7.7.	Headings23
SECTION 7.8.	Severability23
SECTION 7.9.	Governing Law, Entire Agreement, etc23
SECTION 7.10.	Forum Selection; Consent to Jurisdiction; Service of Process23
SECTION 7.11.	Waiver of Jury Trial24
SECTION 7.12.	Counterparts24
SECTION 7.13.	Reinstatement24
SECTION 7.14.	Collateral Agent’s Fees and Expenses25
SECTION 7.15.	Additional Subsidiaries25
SECTION 7.16.	Delivery of Collateral25
SECTION 7.17.	Intercreditor Agreement Governs25
SECTION 7.18.	Refinancings26

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Schedules

Schedule 1Issue Date Real Property Collateral
Schedule 3.5Pledged Collateral

Exhibit

Exhibit 1Form of Supplement

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This SECURITY AGREEMENT, dated as of August 7, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by LSB INDUSTRIES, INC., a Delaware corporation (the “Issuer”), and each of the other entities listed on the signature pages hereof or that become a party hereto pursuant to Section 7.15 (together with the Issuer, the “Grantors”, and each individually, a “Grantor”), in favor of UMB Bank, n.a., as collateral agent under the Indenture (as defined below) (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties (as defined below).

W I T N E S S E T H :

WHEREAS, pursuant to the Indenture dated as of August 7, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) by and among the Issuer, the other Grantors party thereto, the Collateral Agent and UMB Bank, n.a., as trustee (the “Trustee”), the Issuer is issuing $425,000,000 7.75% Senior Secured Notes due 2019 (together with any Additional Securities issued from time to time under the Indenture, the “Securities”);

WHEREAS, pursuant to the Indenture, the Issuer and the other Grantors are entering into this Security Agreement in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as defined below);

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the transactions contemplated by the Securities Documents (as defined below); and

WHEREAS, as a condition precedent to the consummation of the offering of the Securities, each Grantor is required to execute and deliver this Security Agreement to the Collateral Agent;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

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“Accounts” means all of each Grantor’s now owned or hereafter acquired right, title and interest with respect to “accounts” (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

“Amended ABL Revolver Loan” means the Amended and Restated Loan and Security Agreement dated as of November 5, 2007, by and among the Issuer, certain direct and indirect Subsidiaries of the Issuer, the lenders from time to time party thereto and Wells Fargo Capital Finance, Inc., as administrative agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Article 9 Collateral” means all of the Collateral other than the Pledged Collateral.

“Books” means all of each Grantor’s now owned or hereafter acquired books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Collateral” is defined in Section 2.1.

“Collateral Agent” is defined in the preamble.

“Discharge of ABL Obligations” has the meaning specified in the Intercreditor Agreement.

“Equipment” means all of each Grantor’s now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Excluded Assets” means the collective reference to:

(1)any fee-owned real property with a fair market value equal to or less than $10,000,000 (other than any Existing Lien Real Property Collateral (as defined in the Intercreditor Agreement) and any Issue Date Real Property Collateral);

(2)all leasehold interests in real property;

(3)motor vehicles, airplanes and other assets subject to certificates of title;

(4)Letter-of-Credit rights and Commercial Tort Claims;

(5)any governmental licenses or state or local franchises, charters and authorizations to the extent a security interest in such licenses, franchises, charters or

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authorizations are prohibited or restricted thereby (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law, including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC);

(6)pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party);

(7)any lease, license or agreement or any property subject to such agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) (including, for the avoidance of doubt, the collateral securing the Secured Equipment Note), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(8)any assets of a Grantor to the extent that a security interest in such assets would reasonably be expected to result in material adverse tax consequences, as reasonably determined in good faith by such Grantor;

(9)any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(10)stock and assets of Unrestricted Subsidiaries;

(11)interests in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of third parties after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law;

(12)Capital Stock representing voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary;

(13)rolling stock;

(14)property and assets of Zena and El Dorado Nitrogen, L.P.;

(15)General Intangibles (other than those equity interests of each limited liability company, limited partnership or other business entity that is a Restricted Subsidiary);

(16)Intellectual Property; and

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(17)assets as to which the Collateral Agent and the Issuer reasonably determine that the cost of obtaining a security interest therein exceeds the practical benefit to the Secured Parties afforded thereby.

“Fixtures” means all “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor.

“General Intangibles” means all of each Grantor’s now owned or hereafter acquired right, title, and interest with respect to “general intangibles” as that term is defined in the UCC (including payment intangibles, contract rights, rights to payment, proprietary rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) and any and all supporting obligations in respect thereof.

“Global Intercompany Note” means a promissory note evidencing all Indebtedness of the Issuer and its Subsidiaries that, in each case, is owing to any Grantor from time to time.

“Grantor” and “Grantors” are defined in the preamble.

“Indefeasible Payment and Performance of All Secured Obligations” means the indefeasible payment in full, in cash, and performance in full of all of the Secured Obligations.

“Intellectual Property” means patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, trademark applications and service mark applications, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge and know-how used in or necessary to the business of any Grantor; any licenses and rights related to any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; and all rights to sue for past, present and future infringement of any of the foregoing.

“Inventory” means all of each Grantor’s now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Grantor as lessor, goods that are furnished by a Grantor under a contract of service and raw materials, work in process or materials used or consumed in a Grantor’s business.

“Issue Date Real Property Collateral” means the fee-owned real property listed on Schedule 1.

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“Negotiable Collateral” means all of each Grantor’s now owned or hereafter acquired right, title and interest with respect to Instruments, promissory notes, drafts, Documents and chattel paper (including electronic chattel paper and Tangible Chattel Paper), and any and all supporting obligations in respect thereof. Negotiable Collateral excludes any Excluded Assets.

“Other Pari Passu Lien Obligations” means any Indebtedness or other Obligations (including Hedging Obligations) having pari passu lien priority relative to the Securities with respect to the Collateral and that is not secured by any other assets and, in the case of Indebtedness for borrowed money, has a stated maturity that is equal to or longer than the Securities; provided that an authorized representative of the holders of such Indebtedness (other than Additional Securities) shall have executed a joinder to the Security Documents and the Intercreditor Agreement.

“Perfection Certificate” means the Perfection Certificate dated the Issue Date delivered by the Issuer to the Collateral Agent pursuant to Section 5(s) of the Purchase Agreement.

“Pledged Certificated Stock” means all certificated securities and any other Capital Stock of any material Restricted Subsidiary evidenced by a certificate, instrument or other similar document (each as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Capital Stock listed on Schedule 3.5.  Pledged Certificated Stock excludes any Excluded Assets.

“Pledged Collateral” means, collectively, the Pledged Stock, the Pledged Debt Instruments and the Pledged Investment Property.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all instruments evidencing Indebtedness described on Schedule 3.5, issued by the obligors named therein.  Pledged Debt Instruments excludes any Excluded Assets.

“Pledged Investment Property” means all of each Grantor’s now owned or hereafter acquired right, title and interest with respect to “investment property” as that term is defined in the UCC, and any and all supporting obligations in respect thereof, other than any Pledged Stock or Pledged Debt Instruments.  Pledged Investment Property excludes any Excluded Assets.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Capital Stock of any material Restricted Subsidiary that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title

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and interest of any Grantor in, to and under any articles or certificate of incorporation, bylaws or other organizational documents of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 3.5, to the extent such interests are not certificated.  Pledged Uncertificated Stock excludes any Excluded Assets.

“Proceeds” has the meaning set forth in Article 9 of the UCC.

“Secured Obligations” means (a) the Obligations due or secured under the Securities Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees and all other amounts payable under or secured by any Securities Document (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any other Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (b) the Other Pari Passu Lien Obligations.

“Secured Parties” means the Trustee, the Collateral Agent, each Holder of the Securities, each other holder of, or obligee in respect of, any obligations in respect of the Securities outstanding at such time and, if applicable, each holder of Other Pari Passu Lien Obligations.

“Security Agreement” is defined in the preamble.

“Securities Documents” means the Securities (including Additional Securities), the Guarantees, the Indenture, the Security Documents and the Intercreditor Agreement.

“Supplement” means an instrument in the form of Exhibit 1, or any other form approved by the Collateral Agent, and in each case reasonably satisfactory to the Collateral Agent.

“UCC” means the New York Uniform Commercial Code, as in effect from time to time.

SECTION 1.2.Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Indenture, provided that each term defined in the UCC and not defined in this Agreement shall have the meaning specified in the UCC.

ARTICLE II

SECURITY INTEREST

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SECTION 2.1.Grant of Security Interest.  Each Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):

(a)all Accounts;

(b)all Books;

(c)all Inventory;

(d)all Pledged Stock, Pledged Debt Instruments and Pledged Investment Property;

(e)all Equipment;

(f)all Negotiable Collateral;

(g)all other Goods of such Grantor, whether tangible or intangible and wherever located;

(h)all books, records, writings, databases, information and other property relating to or used in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; and

(i)all Proceeds of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) and (ii) all tort claims relating to the foregoing.

Notwithstanding anything hereto the contrary, the Collateral shall not include any of the Excluded Assets; provided, however, that if and when any property shall cease to be an Excluded Asset, a security interest in such property shall be deemed granted therein.

SECTION 2.2.Security for Secured Obligations.  This Security Agreement and the Collateral in which the Collateral Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Secured Obligations.

SECTION 2.3.Grantors Remain Liable.  Anything herein to the contrary notwithstanding:

(a)the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

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(b)the exercise by the Collateral Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c)no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4.Security Interest Absolute, etc.  This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Indefeasible Payment and Performance of all Secured Obligations.  All rights of the Secured Parties and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a)any lack of validity, legality or enforceability of any Securities Document;

(b)the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Securities Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Secured Obligations;

(c)any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations;

(d)any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e)any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Securities Document;

(f)any addition, exchange or release of any collateral or of any Person that is (or will become) a grantor (including the Grantors hereunder) of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or

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(g)any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any surety or any guarantor.

SECTION 2.5.Postponement of Subrogation.  Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Securities Document to which it is a party until the Indefeasible Payment and Performance of All Secured Obligations has occurred.  No Grantor shall seek or be entitled to seek any contribution or reimbursement from any other Grantor, in respect of any payment made under any Securities Document, until after the Indefeasible Payment and Performance of All Secured Obligations has occurred.  Any amount paid to such Grantor on account of any such subrogation rights prior to the Indefeasible Payment and Performance of All Secured Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 6.1.  In furtherance of the foregoing, at all times prior to the Indefeasible Payment and Performance of All Secured Obligations, such Grantor shall refrain from taking any action or commencing any proceeding against any other Grantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

SECTION 2.6.Pledged Collateral.  (a)  Delivery of Pledged Securities.  (i)  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Certificated Stock (the “Pledged Securities”) (A) on the Issue Date, in the case of any such Pledged Securities owned by such Grantor on the Issue Date, and (B) within thirty (30) days following the acquisition thereof by such Grantor, in the case of any such Pledged Securities acquired by such Grantor after the Issue Date.

(ii)Each Grantor will cause (A) all Indebtedness of the Issuer and each Subsidiary of the Issuer that, in each case, is owing to such Grantor to be evidenced by the Global Intercompany Note, (B) the Global Intercompany Note to be pledged and delivered to the Collateral Agent pursuant to the terms hereof and (C) all Indebtedness (other than Permitted Investments) of any Person other than the Issuer or any Subsidiary of the Issuer in a principal amount of $5,000,000 or more that is owing to a Grantor to be evidenced by a promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(iii)Upon delivery to the Collateral Agent, (A) any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (B) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor in blank and such other

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instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing the Pledged Securities so delivered, which schedule shall be deemed attached to and to supplement Schedule 3.5 and be made a part hereof, provided that failure to provide any such schedule or any error therein shall not affect the validity of the pledge of any Pledged Securities.

(b)Voting Rights; Dividends and Interest.  Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 2.6(b) are being suspended:

(i)each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Security Agreement and the other Securities Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights and remedies of a holder of any Pledged Collateral;

(ii)the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (b)(i) of this Section 2.6; and

(iii)each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Securities Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Instruments, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Certificated Stock or Pledged Debt Instruments or received in exchange for Pledged Certificated Stock or Pledged Debt Instruments or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Collateral Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Trustee, the Collateral Agent and each other Secured Party as of the date hereof:

SECTION 3.1.Perfection Certificate.  A Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Issue Date.

SECTION 3.2.[Reserved.]

SECTION 3.3.Possession of Equipment.  Except as otherwise provided for in the Indenture or the Purchase Agreement, each Grantor has possession of its Equipment constituting Collateral, other than (i) Equipment in transit in the ordinary course of business and (ii) Equipment that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with the applicable Grantor), which other Person holds such Equipment in the ordinary course of its business for purposes of repairing or maintaining such Equipment.  In the case of Equipment described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment, (ii) issued any document for any such Equipment, (iii) received notification of any Secured Party’s interest (other than the security interest granted hereunder) in any such Equipment or (iv) any Lien on any such Equipment.

SECTION 3.4.[Reserved.]

SECTION 3.5.Pledged Collateral.  (a)  Except as otherwise provided for in the Indenture or the Purchase Agreement, on the Issue Date, the (i) Pledged Stock pledged by such Grantor hereunder is listed on Schedule 3.5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3.5 and (ii) the Pledged Debt Instruments (other than any Pledged Debt Instrument evidencing a Permitted Investment or Indebtedness of any Person (other than the Issuer or any Subsidiary) in a principal amount not in excess of $5,000,000) pledged by such Grantor hereunder (x) are listed on Schedule 3.5 and (y) in the case of the Global Intercompany Note, has been duly authorized and validly issued and constitute legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)Except for the security interests granted hereunder, each of the Grantors (i) is the direct owner, beneficially and of record, of the Pledged Collateral

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indicated on Schedule 3.5 as owned by such Grantor and (ii) holds the same free and clear of all Liens (other than Liens created under the Securities Documents, Permitted Liens and Permitted Collateral Liens).

(c)Except as disclosed on Schedule 3.5 or any supplemental schedule furnished pursuant to Section 2.6(a)(iii), and except for restrictions and limitations imposed by the Securities Documents or securities laws generally, and, in the case of clause (ii), except for limitations existing as of the Issue Date in the articles or certificate of incorporation, bylaws or other organizational documents of any issuer, (i) the Pledged Collateral is freely transferable and assignable, and (ii) none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(d)As of the Issue Date, all Pledged Securities been delivered to the Collateral Agent in accordance with Section 2.6(a)(i).

(e)After all Events of Default have been cured or waived, subject to the terms of the Intercreditor Agreement, the Collateral Agent shall return to the applicable Grantor any cash that such Grantor was entitled to retain which was not applied to the Secured Obligations and each Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (c) above.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until the Indefeasible Payment and Performance of All Secured Obligations, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1.Change of Name, etc.  The Issuer shall furnish to the Collateral Agent, with respect to the Issuer or any other Grantor, written notice within five (5) business days of any change in such Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure, (iv) organizational identification number or (v) location of its chief executive office or its principal place of business.  Each Grantor agrees to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph within ten (10) business days after receipt of written request therefor from the Collateral Agent.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, having the priority required by this Security Agreement, in the Article 9 Collateral.  Each

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Grantor agrees to notify the Collateral Agent as promptly as practicable if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged, destroyed, or subject to condemnation.

SECTION 4.2.Equipment.  (a)  Each Grantor shall inform the Collateral Agent of any material additions to or deletions from its Equipment constituting Collateral within ten (10) business days after such addition or deletion.  No Grantor shall permit any of its Equipment constituting Collateral to become a Fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien.  No Grantor will, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

(b)Except as set forth in the Indenture, no Grantor shall, without the Collateral Agent’s prior written consent, sell, license, lease as a lessor, or otherwise dispose of any of its Article 9 Collateral.

SECTION 4.3.Maintenance of Perfected Security Interest; Further Assurances, etc.  (a)  Each Grantor shall take all actions that may be required under applicable law or that may be reasonably requested by the Collateral Agent to maintain the security interest created by this Security Agreement and shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the security interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against the claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party, subject, in each case, to Permitted Liens, Permitted Collateral Liens and the right of such Grantor under the Indenture to dispose of the Collateral.

(b)Each Grantor agrees that, from time to time at its own expense, it will execute and deliver all further instruments and documents, and take all further action, that may be necessary (within ten (10) business days after the need for such action arises) or that the Collateral Agent may request (within ten (10) business days after its receipt of written request therefor from the Collateral Agent) in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, such Grantor will:

(i)file (and hereby authorize the Collateral Agent to file such UCC financing statements or UCC continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or that the Collateral Agent may request in order to perfect, preserve and protect the security interests and other rights granted or purported to be granted to the Collateral Agent hereby; and

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(ii)furnish to the Collateral Agent, from time to time at the Collateral Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Collateral Agent to file one or more financing or UCC continuation statements, and amendments thereto, relative to all or any part of the Collateral.  Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law.

(c)Pledged Collateral.  (i)  Except for the security interests granted hereunder, each of the Grantors (i) subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 3.5 as owned by such Grantor, (ii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Liens created under the Securities Documents, Permitted Liens, Permitted Collateral  Liens and transfers made in compliance with the Indenture) and (iii) will defend its title or interest thereto or therein against any and all Liens (other than Liens created under the Securities Documents, Permitted Liens and Permitted Collateral Liens), however arising, of all Persons whomsoever.

(ii)Except as disclosed on Schedule 3.5 or any supplemental schedule furnished pursuant to Section 2.6(a)(iii), and except for restrictions and limitations imposed by the Securities Documents or securities laws generally, and, in the case of clause (ii), except for limitations existing as of the Issue Date in the articles or certificate of incorporation, bylaws or other organizational documents of any issuer, (i) the Pledged Collateral will continue to be freely transferable and assignable, and (ii) none of the Pledged Collateral will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

SECTION 4.4.Other Actions.  To further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce its security interest in, the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)Instruments and Tangible Chattel Paper.  If any Grantor shall at any time hold or acquire any Instrument (other than any instrument with a face amount of less than $1,000,000) or Tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent,

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accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request within ten (10) business days after its receipt of written request therefor from the Collateral Agent.

(b)Deposit Accounts.  For each deposit account that any Grantor at any time opens or maintains (other than (A) any deposit account the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation, employee medical and dental expenses and similar expenses, (B) deposit accounts the daily balance in which does not at any time exceed $1,000,000 for any such account or $5,000,000 for all such accounts, (C) any deposit account that is a zero-balance disbursement account and (D) any deposit account the funds in which consist solely of (1) funds held by such Grantor in trust for any director, officer or employee of any Grantor or any employee benefit plan maintained by any Grantor or (2) funds representing deferred compensation for the directors and employees of the Grantors), such Grantor shall either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to such deposit account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, in each case pursuant to and in accordance with the Intercreditor Agreement, unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal, would occur.  The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) deposit accounts for which the Collateral Agent is the depositary.

(c)Investment Property.  If any Pledged Uncertificated Stock or Pledged Investment Property not in certificated form now or hereafter acquired by any Grantor that is not an Excluded Asset is issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall notify the Collateral Agent within ten (10) business days after the occurrence thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.  If any Pledged Collateral, whether certificated or uncertificated, now or hereafter acquired by any Grantor that is not an Excluded Asset is held by such Grantor or its nominee

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through a securities intermediary or commodity intermediary, such Grantor shall notify the Collateral Agent within ten (10) business days after the occurrence thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property.  The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(d)Issue Date Real Property Collateral.  On or before the date that is 90 days after the Issue Date, each Grantor that owns Issue Date Real Property Collateral shall (i) deliver to the Collateral Agent counterparts of a mortgage with respect to all Issue Date Real Property Collateral owned by it and (ii) take all other actions in connection with such Issue Date Real Property Collateral required by Section 4.16(b)(1) of the Indenture.

ARTICLE V

THE COLLATERAL AGENT

SECTION 5.1.Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement in accordance with the Intercreditor Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary for the purpose of carrying out the provisions of this Security Agreement, with full irrevocable authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion.  Without limiting the generality of the foregoing and, in each case, subject to and in accordance with the Intercreditor Agreement, the Collateral Agent shall have the right and authority, following the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to take any action and to execute any instrument which the

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Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a)to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c)to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral, and to settle, compromise, compound, adjust or defend any action or proceeding relating to any of the Collateral; and

(d)to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2.Right to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise its right to prepare for sale, market for sale, sell or otherwise dispose of the Collateral pursuant to and in accordance with Article VI hereof only after the occurrence and during the continuance of an Event of Default, at such time as the Collateral Agent shall be lawfully entitled to exercise such right, each Grantor hereby authorizes the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, to use without compensation such Grantor’s trademarks, trade names, patents, copyrights, trade secrets, service marks, advertising matter and licenses related thereto solely in connection with such preparation for sale, marketing for sale, sale or disposition.

SECTION 5.3.Collateral Agent Has No Duty.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

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ARTICLE VI

REMEDIES

SECTION 6.1.Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(ii)take possession of any Collateral not already in its possession without demand and without legal process;

(iii)require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties,

(iv)enter onto the property where any Collateral is located and take possession thereof without demand and without legal process and without liability for trespass but only after prior written notice has been given to the Grantors;

(v)without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale (and, in the case of a sale at a broker’s board or on a securities exchange, the name of the board or exchange) or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal that such

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Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)Subject to the Intercreditor Agreement, all cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied:

(ii)FIRST, to the payment of all costs and expenses incurred by, and all indemnity and fee obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) owed to, the Collateral Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, any other Securities Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Securities Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Securities Document;

(iii)SECOND, against all or any part of the Secured Obligations; and

(iv)THIRD, to the Grantors, their successors or their assigns, or as a court of competent jurisdiction may otherwise direct.

(c)The Collateral Agent may:

(ii)transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(iii)notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

(iv)enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(v)endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral,

(vi)take control of any Proceeds of the Collateral, and

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(vii)execute (in the name, place and stead of any Grantor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2.Compliance with Restrictions.  Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.3.Protection of Collateral.  The Collateral Agent may from time to time, at its option (a) perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and (b) take any other action which the Collateral Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and, in each case, the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 11.09(c) of the Indenture.

SECTION 6.4.Pledged Collateral.  (a)  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (b)(iii) of Section 2.6 and subject to the terms of the Intercreditor Agreement, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (b)(iii) of Section 2.6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 2.6 or this Section 6.4 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers or other instruments of transfer).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (a) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property shall be held as security for the payment

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and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 6.1(b).  After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate of a financial officer of the Issuer to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (b)(iii) of Section 2.6 and that remain in such account.

(b)Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (b)(i) of Section 2.6 and subject to the terms of the Intercreditor Agreement, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (b)(i) of Section 2.6, and the obligations of the Collateral Agent under paragraph (b)(ii) of Section 2.6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(c)Upon the occurrence and during the continuance of an Event of Default, upon not less than one (1) business day prior written notice, a transferee or assignee of Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

(d)Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (b) of Section 2.6 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (b)(i) or paragraph (b)(iii) of Section 2.6 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1.Securities Document.  This Security Agreement is a Securities Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

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SECTION 7.2.Binding on Successors, Transferees and Assigns; Assignment.  This Security Agreement shall remain in full force and effect until the Indefeasible Payment and Performance of All Secured Obligations has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Indenture or this Security Agreement) assign any of its obligations hereunder.

SECTION 7.3.Amendments, etc.  (a)  No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)This Security Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.4.Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Indenture in accordance with the notice provisions set forth in the Indenture.

SECTION 7.5.Release of Liens and Termination of Rights.  Upon (a) the Disposition of Collateral in accordance with the Indenture or (b) the Indefeasible Payment and Performance of All Secured Obligations, the security interests granted herein and the power of attorney and license granted pursuant to Sections 5.1, 5.2 and 5.3 shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party.  Furthermore, a Grantor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Grantor ceases to be a Restricted Subsidiary.  Upon any such Disposition, termination or release the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 7.6.No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  No

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waiver of any provision of this Security Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 7.3(a).  Without limiting the generality of the foregoing, the execution and delivery of this Security Agreement shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent may have had notice or knowledge of such Default at such time.

SECTION 7.7.Headings.  The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.8.Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.9.Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  This Security Agreement and the other Securities Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.10.Forum Selection; Consent to Jurisdiction; Service of Process.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY SECURITIES DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE TRUSTEE, ANY SECURED PARTY OR ANY GRANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES

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SPECIFIED FOR THE ISSUER IN SECTION 12.02 OF THE INDENTURE.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE SECURITIES DOCUMENTS.

SECTION 7.11.Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER SECURITIES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITIES AGREEMENT AND THE OTHER SECURITIES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.

SECTION 7.12.Counterparts.  This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.13.Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee

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of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance has not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 7.14.Collateral Agent’s Fees and Expenses.  The Grantors jointly and severally agreed to reimburse the Collateral Agent for its fees and expenses incurred hereunder.  Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  The provisions of this Section 7.14 shall survive and remain in full force and effect regardless of the termination of this Security Agreement or any other Securities Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Securities Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.

SECTION 7.15.Additional Subsidiaries.  Pursuant to the Indenture, certain Subsidiaries not a party hereto on the Issue Date are required to enter into this Security Agreement.  Upon the execution and delivery by the Collateral Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Grantor hereunder, with the same force and effect as if originally named as such herein.  The execution and delivery of any Supplement shall not require the consent of any other Grantor.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 7.16.Delivery of Collateral.  Notwithstanding anything in this Security Agreement to the contrary, prior to the Discharge of ABL Obligations, (x) to the extent any Grantor is required hereunder to deliver Collateral to the Collateral Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the Bank Collateral Agent in accordance with the terms of the Amended ABL Revolver Loan and the Intercreditor Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Bank Collateral Agent, acting as a gratuitous bailee for the Collateral Agent, and (y) for purposes of any representation in this Security Agreement, delivery of Collateral to, or the granting of control over Collateral to, the Bank Collateral Agent shall be deemed to include delivery of Collateral to, or the granting of control over Collateral to, the Collateral Agent.

SECTION 7.17.Intercreditor Agreement Governs.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.  IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE

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PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECTION 7.18.Refinancings.    (a)  Pursuant to Section 5.3(a) of the Intercreditor Agreement,  the ABL Loan Documents may be amended, restated, supplemented, or otherwise modified in accordance with their terms and the ABL Obligations may be Refinanced in accordance with the terms of the ABL Loan Documents, in each case without notice to, or the consent of, the Collateral Agent or any other Notes Claimholders, all without affecting the lien subordination or other provisions of the Intercreditor Agreement; provided, however, that, in the case of a Refinancing secured by any Collateral (as defined in the Intercreditor Agreement), the holders of such Refinancing debt (or an authorized representative on their behalf) bind themselves (in a writing addressed to the Collateral Agent for the benefit of itself and the other Notes Claimholders in a form reasonably acceptable to the Collateral Agent) to the terms of the Intercreditor Agreement; provided further, however, that any such amendment, restatement, supplement, modification, or Refinancing shall not result in a Notes Default under the Indenture; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral (as defined in the Intercreditor Agreement) the holders of such Refinancing debt shall be deemed bound by the terms of the Intercreditor Agreement regardless of whether or not such writing is provided.  For the avoidance of doubt, the sale or other transfer of indebtedness is not restricted by the Intercreditor Agreement but the provisions of the Intercreditor Agreement shall be binding on all holders of ABL Obligations and Notes Obligations.

(b)Terms used in paragraph (a) of this Section 7.18 and not otherwise defined in this Agreement have the meanings provided in the Intercreditor Agreement.

Remainder of page intentionally left blank.
Signatures on following page.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first written above.

LSB INDUSTRIES, INC.

by: /s/ Jack E. Golsen
Name: Jack E. Golsen
Title: Chief Executive Officer

cepolk holdings, inc.
chemex i corp.
chemical properties l.l.c.
chemical transport l.L.C.
cherokee nitrogen company
cherokee nitrogen holdings, INc.
climacool corp.
the climate control group, inc.
climatecraft, INc.
climatecraft technologies, inc.
climate master, INc.
consolidated industries corp.
edc ag products company l.L.C.
el dorado chemical company
el dorado nitric company
international environmental corporation
northwest financial corporation
koax corp.
LSB Chemical corp.
lsb-EUROPA limited
prime financial l.l.C.
prime holdings corporation
pryor chemical company
summit machine tool manufacturing L.L.C.
thermaclime, L.L.C.
thermaclime technologies, INC.
xpediair, inc.

by: /s/ Jack E. Golsen
Name: Jack E. Golsen
Title: Chairman of the Board

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lsb capital L.l.c.

by: /s/ Jack E. Golsen
Name: Jack E. Golsen
Title: President

trison construction, inc.

by: /s/ Jack E. Golsen
Name: Jack E. Golsen
Title: Executive Vice President

el dorado acid, l.l.c.
el dorado acID ii, l.l.c.
el dorado ammonia l.l.c.

by: /s/ David R. Goss
Name: David R. Goss
Title: Executive Vice President

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UMB BANK, N.A., as Collateral Agent,

by:/s/ Janet Lambert
Name:  Janet Lambert
Title:  Vice President

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Schedule 1

Issue Date Real Property Collateral

Street Address	Name of Record Owner
1080 Industrial Drive Cherokee, AL 35616	Cherokee Nitrogen Holdings, Inc.
7300 S.W. 44th Street Oklahoma City, OK 73149	Climate Master, Inc.
4500 North West Avenue El Dorado, AR 71730	Northwest Financial Corporation
5000 I-40 West Oklahoma City, OK 73128	Prime Holdings L.L.C.
4463 Hunt Street Pryor, OK 74361	Pryor Chemical Company
510 North Indiana Avenue Oklahoma City, OK 73106	LSB Industries, Inc.
1431 NW 3rd Street Oklahoma City, OK 73106	Summit Machine Tool Manufacturing L.L.C.
15 South Virginia Avenue Oklahoma City, OK 73106	Prime Financial L.L.C.
4700 West Point Boulevard Oklahoma City, OK 73179	Prime Financial L.L.C.

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Schedule 3.5

Pledged Collateral

Pledged Certificated Stock

[●]

Pledged Uncertificated Stock

[●]

Pledged Debt Instruments

[●]

[[NYCORP:3422500v12:3650: 08/12/2013--08:17 PM]]

Exhibit 1

SUPPLEMENT NO. __, dated as of [  ] (this “Supplement”), to the Security Agreement  dated as of August 7, 2013 (the “Security Agreement”), among LSB Industries, Inc., a Delaware corporation (the “Issuer”), and each of the other entities listed on the signature page thereof or that become a party thereto (together with the Issuer, the “Grantors”) in favor of UMB Bank, n.a., as collateral agent under the Indenture (as defined below) (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.

A.  Reference is made to the Indenture dated as of August 7, 2013 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and the Collateral Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or the Security Agreement, as applicable.

C.  Section 7.15 of the Security Agreement provides that additional Subsidiaries of the Issuer shall become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of Section 4.12 of the Indenture to become a Grantor under the Security Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.15 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary hereby represents and warrants to the Collateral Agent and the other Secured Parties that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its

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2

jurisdiction of formation and the location of its chief executive office and (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Collateral of the New Subsidiary.

SECTION 3.  The New Subsidiary hereby represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Supplement or the Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.4 of the Security Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent, as provided in Section 7.14 of the Security Agreement.

SECTION 10. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF AUGUST 7, 2013 (AS AMENDED, RESTATED SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG THE COLLATERAL AGENT AND THE ABL AGENT (AS DEFINED THEREIN). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS SUPPLEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES

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3

HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS SUPPLEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement as of the date first written above.

[Name Of New Subsidiary],
by

Name:
Title:

UMB BANK, n.a., as Collateral Agent
by

Name:
Title:

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Schedule I to Supplement No. ___

New Subsidiary Information

Name	Jurisdiction of Formation	Chief Executive Office

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Schedule II to Supplement No. ___

Pledged Collateral

Pledged Certificated Stock

[●]

Pledged Uncertificated Stock

[●]

Pledged Debt Instruments

[●]

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